As filed with the Securities and Exchange Commission on September 29, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1255406
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One North Shore Center

12 Federal Street

Pittsburgh, Pennsylvania 15212

(Address of principal executive offices) (Zip Code)

F.N.B. Corporation Incentive Compensation Plan

(Full Title of the Plan)

Vincent J. Delie, Jr.

Chairman, President and Chief Executive Officer

F.N.B. Corporation

One North Shore Center

12 Federal Street

Pittsburgh, Pennsylvania 15212

(Name and address of agent for service)

(800) 555-5455

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common stock, $0.01 par value per share	4,640,000 shares	$6.465	$29,997,600.00	$3,893.69

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also be deemed to cover any additional securities to be offered or issued in connection with the provisions of the above-referenced plan, which provide for adjustments in the amount of securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon the average of high and low prices of the common stock of F.N.B. Corporation as reported on the New York Stock Exchange on September 25, 2020, which was $6.465.

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed with respect to 4,640,000 additional shares of common stock of F.N.B. Corporation, par value $0.01 per share (the “Common Stock”), that are issuable under the F.N.B. Corporation Incentive Compensation Plan (previously known as the “F.N.B Corporation 2007 Incentive Compensation Plan” (the “Incentive Plan”)), a class of securities for which F.N.B. Corporation has other effective registration statements on Form S-8 that relate to the Incentive Plan. Pursuant to General Instruction E to Form S-8, the contents of those earlier registration statements on Form S-8, which were filed with the Securities and Exchange Commission (the “Commission”) on June 27, 2007 (File No. 333-144088), on August 10, 2011 (File No. 333-176202), and on June 16, 2015 (File No. 333-204986) (as amended by Post-Effective Amendment No. 1 filed on August 30, 2016), are incorporated by reference herein, except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have previously been filed by the Registrant with the Commission under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and are hereby incorporated by reference in this registration statement as of their respective dates:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (File No. 001-31940), filed with the Commission on February 27, 2020;

(b)

The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 (File No.  001-031940), filed with the Commission on May  7, 2020 and August 5, 2020, respectively;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 24, 2020, April 30, 2020, May 15, 2020 and September 23, 2020 (File No. 001-31940); and

(d)

The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Amendment No. 1 to Form 8-A, filed on August 30, 2016, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered by this registration statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing such documents (other than the portions of such documents, which by statute, by designation in such document or otherwise (including but not limited to information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K), are not deemed filed with the Commission or are not regarded to be incorporated herein by reference).

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Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference in this registration statement:

Exhibit No.	Description

5.1	Opinion of James G. Orie, Esquire, filed herewith

23.1	Consent of James G. Orie, Esquire (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, filed herewith

24.1	Powers of attorney (included on signature page hereto)

99.1	F.N.B. Corporation Incentive Compensation Plan, as amended and restated effective May 13, 2020 (incorporated by reference to Annex B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 27, 2020).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 29, 2020.

F.N.B. CORPORATION

By:	/s/ Vincent J. Delie, Jr.
Vincent J. Delie, Jr.
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a registration statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Vincent J. Delie, Jr., Vincent J. Calabrese, Jr. and James G. Orie, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments or supplements to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of the 29th day of September, 2020.

Signature	Title

/s/ Vincent J. Delie, Jr.	Chairman, President and Chief Executive Officer (principal executive officer)
Vincent J. Delie, Jr.

/s/ Vincent J. Calabrese, Jr.	Chief Financial Officer (principal financial officer)
Vincent J. Calabrese, Jr.

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Signature	Title

/s/ James L. Dutey	Corporate Controller and Senior
James L. Dutey	Vice President (principal accounting officer)

/s/ Pamela A. Bena	Director
Pamela A. Bena

/s/ William B. Campbell	Director
William B. Campbell

/s/ James D. Chiafullo	Director
James D. Chiafullo

/s/ Mary Jo Dively	Director
Mary Jo Dively

/s/ Robert A. Hormell	Director
Robert A. Hormell

/s/ David J. Malone	Director
David J. Malone

/s/ Frank C. Mencini	Director
Frank C. Mencini

/s/ David L. Motley	Director
David L. Motley

/s/ Heidi A. Nicholas	Director
Heidi A. Nicholas

/s/ John S. Stanik	Director
John S. Stanik

/s/ William J. Strimbu	Director
William J. Strimbu

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